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                                                                    EXHIBIT 12

              NATIONWIDE FINANCIAL SERVICES, INC. AND SUBSIDIARIES

      STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                            (in millions of dollars)




                                                            Year Ended December 31,
                                     --------------------------------------------------------------------
                                         1998          1997          1996           1995          1994
                                     ----------    ----------    ----------     ----------    -----------

Earnings:
  Income from continuing
    operations before federal
    income tax expense and
    cumulative effect of
    accounting changes               $    505.5    $    407.0    $    328.1     $    281.2    $    240.4
Fixed charges                           1,104.1       1,042.7         982.3          950.3         844.6
                                     ----------    ----------    ----------     ----------    ----------
                                      $ 1,609.6     $ 1,449.7     $ 1,310.4      $ 1,231.5     $ 1,085.0
                                     ==========    ==========    ==========     ==========    ==========

Fixed charges:
  Interest credited to policyholder
    account balances                  $ 1,069.0     $ 1,016.6    $    982.3     $    950.3    $    844.6
  Interest expense on debt and
    capital securities of subsidiary
    trust                                  35.1          26.1           -              -             -
                                     ----------    ----------    ----------     ----------    ----------
                                      $ 1,104.1     $ 1,042.7    $    982.3     $    950.3    $    844.6
                                     ==========    ==========    ==========     ==========    ==========

Ratio of earnings to fixed charges          1.5x          1.4x          1.3x           1.3x          1.3x
                                     ==========    ==========    ==========     ==========    ==========

Ratio of earnings to fixed charges,
  excluding interest credited to
  policyholder account balances            15.4x         16.6x        N/A            N/A           N/A
                                      ==========    ==========    ==========     ==========    ==========